THIS INSTRUMENT AFFECTS REAL AND PERSONAL PROPERTY SITUATED IN THE CITY OF WOBURN, COUNTY OF MIDDLESEX, COMMONWEALTH OF MASSACHUSETTS, KNOWN BY THE STREET ADDRESSES OF 50 – 82 MILL STREET, WOBURN, MA 01801.

THIS INSTRUMENT IS TO BE FILED AND INDEXED IN THE REAL ESTATE RECORDS AND IS ALSO TO BE INDEXED IN THE INDEX OF FINANCING STATEMENTS UNDER THE NAMES OF BORROWER, AS “DEBTOR”, AND LENDER, AS “SECURED PARTY”.

MILL STREET GARDENS, LLC,

a Delaware limited liability company,

as mortgagor (Borrower)

to

INSURANCE STRATEGY FUNDING CORP. LLC,

a Delaware limited liability company,

as mortgagee (Lender)

MORTGAGE DEED,

ASSIGNMENT OF LEASES AND RENTS

AND SECURITY AGREEMENT

Dated:	December 20, 2019

Location:	50 – 82 Mill Street Woburn, MA 01801

County:	Middlesex

RECORDING REQUESTED BY AND
UPON RECORDATION RETURN TO:

Katten Muchin Rosenman LLP
550 S. Tryon Street, Suite 2900
Charlotte, NC 28202-4213
Attention: Adam L. Stoddard, Esq.

THIS MORTGAGE DEED, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT (this “Security Instrument”) is made as of December 20, 2019, by MILL STREET GARDENS, LLC, a Delaware limited liability company, having an address at c/o The Hamilton Company, 39 Brighton Ave., Boston, MA 02134, as mortgagor (“Borrower”), to INSURANCE STRATEGY FUNDING CORP. LLC, a Delaware limited liability company, having an address at c/o J.P. Morgan Asset Management, 277 Park Avenue, 9th Floor, New York, New York 10017, as mortgagee (“Lender”).

R E C I T A L S:

WHEREAS, Borrower is the owner of the fee simple estate in the Real Estate (as hereinafter defined).

WHEREAS, this Security Instrument is given to secure a loan (the “Loan”) in the maximum principal sum of up to THIRTY-FIVE MILLION AND 00/100 DOLLARS ($35,000,000.00) made pursuant to that certain Loan Agreement, dated as of the date hereof, between Borrower and Lender (as the same may hereafter be amended, restated, replaced, supplemented, renewed, extended or otherwise modified from time to time, the “Loan Agreement”) and evidenced by that certain Promissory Note in the principal amount of $35,000,000.00, dated the date hereof and made by Borrower in favor of Lender (as the same may hereafter be amended, restated, renewed, supplemented, replaced, extended or otherwise modified from time to time, the “Note”).  All capitalized terms used herein and not defined herein shall have the meaning ascribed thereto in the Loan Agreement.

WHEREAS, this Security Instrument is given pursuant to the Loan Agreement, and payment, fulfillment, and performance by Borrower of its obligations thereunder and under the other Loan Documents are secured hereby.

WHEREAS, Borrower desires to secure the payment and performance of the Obligations as defined in Section 1.1 hereof.

NOW THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Security Instrument:

ARTICLE I

GRANT OF SECURITY AND WARRANTY OF TITLE

1.1       Property Mortgaged.  Borrower does hereby irrevocably mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey with mortgage covenants to Lender, and grant a security interest to Lender in, the following property, rights, interests and estates now owned, or hereafter acquired by Borrower (collectively, the “Property”) described in the following paragraphs (a) through (r), inclusive (collectively, the “Granting Clauses”):

(a)        All that certain real property owned in fee simple absolute situated in Middlesex County,  Commonwealth of Massachusetts, and more particularly described in Exhibit A attached hereto and incorporated herein by this reference, as the description of such property may be amended, modified or supplemented from time to time, together with all of the easements (in gross and/or appurtenant), rights-of-way, strips and gores of land, vaults, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights, air rights, development rights and powers, and located on the real estate described on Exhibit A or under, above or adjacent to the same or any part or parcel thereof, and all rights, privileges, franchises, tenements, hereditaments, and appurtenances and additions now or hereafter belonging or in any way appertaining thereto, and all of the estate, right, title, interest, claim and demand whatsoever of Borrower in or to such property, either at law or in equity, in possession or in expectancy, now owned or hereafter acquired (collectively, the “Real Estate”);

(b)        All structures, buildings and improvements of every kind and description now or at any time hereafter located or placed on the Real Estate, including, without limitation, those improvements known as the Country Club Garden Apartments, including, without limitation, all gas and electric fixtures, radiators, heaters, washing machines, dryers, refrigerators, ovens, engines and machinery, boilers, ranges, elevators and motors, plumbing and heating fixtures, antennas, carpeting and other floor coverings, water heaters, awnings and storm sashes, and cleaning apparatus which are or shall be attached to, contained in or used in connection with the Real Estate or said buildings, structures or improvements and all appurtenances and additions thereto and betterments, renewals, substitutions and replacements thereof (collectively, the “Improvements”);

(c)        To the extent the same are not Improvements, all fixtures, appliances, machinery, furniture, furnishings, decorations, tools and supplies, now owned or hereafter acquired or leased by Borrower, including, without limitation, radios, televisions, carpeting, telephones, cash registers, computers, lamps, glassware, restaurant and kitchen equipment, and all building materials and equipment hereafter situated on or about the Real Estate to be attached to or used in or in connection with the Improvements, including, without limitation, all heating, lighting, incinerating, waste removal and power equipment and fixtures, engines, pipes, tanks, motors, conduits, switchboards, security and alarm systems, plumbing, lifting, cleaning, fire prevention and fire extinguishing apparatus, refrigeration systems, washing machines, dryers, stoves, ranges, refrigerators, ventilating, and communications apparatus, air cooling and air conditioning apparatus, escalators, elevators, ducts and compressors, materials and supplies and all other goods, equipment, machinery, apparatus, chattels, tangible personal property, fixtures and fittings now owned or hereafter acquired by Borrower wherever located, together with all additions, replacements, substitutions, parts, fittings, accessions, attachments, accessories, modifications and alterations of any of the foregoing, and all warranties and guaranties relating to the foregoing (collectively, the “Personal Property”);

(d)        All minerals, flowers, shrubs, crops, trees, timber and other emblements or landscaping features now or hereafter serving the Real Estate or located on the Real Estate or under, above or adjacent to the same or any part or parcel thereof;

(e)        All water, ditches, wells, reservoirs and drains and all water, ditch, well, reservoir and drainage rights which are appurtenant to, located on, under or above or used in connection with the Real Estate or the Improvements, or any part thereof, whether now existing or hereafter created or acquired;

(f)        All funds (including, all reserve funds), accounts (including, operating accounts), deposits, and other rights and evidence of rights to cash, now or hereafter created or held by Lender pursuant to this Security Instrument, the Loan Agreement or any other of the Loan Documents, including, without limitation, all funds now or hereafter on deposit in the Reserve Accounts;

(g)        All the ground leases, leases, subleases, lettings, licenses, concessions, occupancy and surrender agreements of the Real Estate or the Improvements now or hereafter entered into, and all estates, rights, titles, liberties, privileges, interests, tenements, hereditaments and appurtenances, reversions and remainders whatsoever, in any way belonging, relating or appertaining to the Real Estate or any part thereof, or which shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Borrower (collectively, the “Leases”) and all rents (whether denoted as advance rent, minimum rent, percentage rent, additional rent or otherwise), maintenance payments, assessments, receipts, issues, income, royalties, profits, earnings, revenues, proceeds, bonuses, deposits (whether denoted as security deposits or otherwise), lease termination fees or payments, rejection damages, buy-out fees and any other fees made or to be made in lieu of rent, any award made hereafter to Borrower in any court proceeding involving any tenant, subtenant, lessee, licensee or concessionaire under any Leases in any bankruptcy, insolvency or reorganization proceedings in any state or federal court, and all other payments, rights and benefits of whatever nature from time to time arising from the use or enjoyment of all or any portion of the Real Estate or the Improvements or from any Lease, or any license, concession, occupancy agreement or other agreement pertaining thereto or arising from any of the Contracts (as hereinafter defined) or any of the General Intangibles (as hereinafter defined), including, without limitation, (i) rights to payment earned under Leases for space in the Improvements for the operation of ongoing businesses, if any, and (ii) all other income, consideration, issues, accounts, profits or benefits of any nature arising from the ownership, possession, use or operation of the Property, including, without limitation, all revenues, receipts, income, receivables and accounts relating to or arising from rentals, rent equivalent income, income and profits from vending machines, telephone and television systems, laundry facilities (collectively, the “Rents and Profits”) and all cash or securities deposited to secure performance by the tenants, subtenants, lessees or licensees, as applicable, of their obligations under any such Leases, whether said cash or securities are to be held until the expiration of the terms of said Leases or applied to one or more of the installments of rent coming due prior to the expiration of said terms;

(h)        All contracts and agreements (including any license or franchise agreements) now or hereafter entered into relating to any part of the Real Estate or the Improvements or any other portion of the Property (collectively, the “Contracts”) and all revenue, income and other benefits thereof, including, without limitation, management agreements, operating agreements, parking agreements, masterplan documents, condominium documents, declarations, reciprocal easement agreements, development agreements, service contracts, maintenance contracts, equipment leases, personal property leases, agreements relating to collection of receivables or the use of customer or tenant lists or other information, and any contracts or documents relating to construction on any part of the Real Estate or the Improvements or other portions of the Property (including, without limitation, plans, drawings, surveys, tests, reports, bonds and governmental approvals) or to the management or operation of any part of the Real Estate or the Improvements;

(i)         All present and future monetary deposits given to any public or private utility with respect to utility services furnished to any part of the Real Estate or the Improvements;

(j)         All present and future funds, goods, accounts, instruments, accounts receivable, documents, causes of action, claims, general intangibles (including, without limitation, copyrights, trademarks, trade names, intellectual property rights, servicemarks and symbols) now or hereafter used in connection with any part of the Real Estate or the Improvements, all names by which the Real Estate or the Improvements may be operated or known, all rights to carry on business under such names, and all rights, interest and privileges which Borrower has or may have as developer or declarant under any covenants, restrictions or declarations now or hereafter relating to the Real Estate or the Improvements and all notes or chattel paper now or hereafter arising from or by virtue of any transactions related to the Real Estate or the Improvements, and all customer or tenant lists, other lists and business information relating in any way to the Real Estate, the Improvements, other portions of the Property or the use thereof (collectively, the “General Intangibles”);

(k)        All water taps, sewer taps, certificates of occupancy, permits (including any building permits and approvals), licenses, franchises, certificates, consents, approvals and other rights and privileges now or hereafter obtained in connection with the Real Estate or the Improvements and all present and future warranties and guaranties relating to the Improvements or to any equipment, fixtures, furniture, furnishings, personal property or components of any of the foregoing now or hereafter located or installed on the Real Estate or the Improvements;

(l)         All building materials, supplies and equipment now or hereafter placed on the Real Estate or in the Improvements, or to be attached to or used in connection with the Improvements, and all architectural renderings, models, drawings, plans, specifications, studies and data now or hereafter relating to the Real Estate or the Improvements;

(m)       All right, title and interest of Borrower in any insurance policies or binders now or hereafter relating to and to the extent of the Property (whether or not Borrower is required to carry such insurance by Lender hereunder), including, without limitation, any unearned premiums thereon, proceeds of hazard, title and other insurance and proceeds (including, without limitation, those proceeds received pursuant to any sales or rental agreements of Borrower in respect of the property described in these Granting Clauses), and all judgments, damages, awards, settlements and compensation (including, without limitation, interest thereon) heretofore or hereafter made to the present and all subsequent owners of the Real Estate and/or any other property or rights conveyed or encumbered hereby for any injury to or decrease in the value thereof for any reason;

(n)        All reserves, escrows and deposit accounts maintained by Borrower with respect to the Property, including without limitation, the Reserve Accounts and all cash, checks, drafts, certificates, securities, investment property, financial assets, instruments and other property held therein from time to time and all proceeds, products, distributions or dividends or substitutions thereon and thereof (collectively, the “Accounts”);

(o)        All proceeds, products, substitutions, and accessions (including claims and demands therefor) of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, including, without limitation, proceeds of insurance and condemnation or other awards, any awards for any change of grade of streets and all refunds, rights or credits arising from a reduction in real estate taxes, assessments and/or other Impositions charged against the Real Estate or the Improvements as a result of tax certiorari or any other applications or proceedings for reduction of any Impositions;

(p)        All other or greater rights and interests of every nature in the Real Estate or the Improvements and in the possession or use thereof and income therefrom, whether now owned or hereafter acquired by Borrower;

(q)        All extensions, additions, improvements, betterments, renewals and replacements, substitutions, or proceeds of any of the foregoing, and all inventory, accounts, chattel paper, documents, instruments, equipment, fixtures, farm products, consumer goods, general intangibles and other property of any nature constituting proceeds acquired with proceeds of any of the property described hereinabove; and

(r)        any and all other rights of Borrower in and to the items set forth in clauses (a) through (q) above.

FOR THE PURPOSE OF SECURING:

(1)        The indebtedness in the principal amount of up to $35,000,000.00 (hereinafter sometimes referred to as the “Loan”) evidenced by the Note, together with interest, fees, late charges and any and all other amounts as provided in the Note, this Security Instrument and the other Loan Documents (including, without limitation, interest at the Default Rate and any Late Charges);

(2)        The full and prompt payment and performance of all of the provisions, agreements, covenants and obligations herein contained and contained in the Note, the Loan Agreement, the other Loan Documents and any other agreements, documents or instruments now or hereafter evidencing, securing or otherwise relating to the indebtedness evidenced by the Note;

(3)        Any and all additional advances made by Lender to protect or preserve the Property or the lien or security interest created hereby on the Property, or for taxes, assessments or insurance premiums as hereinafter provided or for performance of any of Borrower’s obligations hereunder or under the other Loan Documents or for any other purpose provided herein or in the other Loan Documents; and

(4)        Any and all other indebtedness and obligations now owing or which may hereafter be owing by Borrower to Lender arising from, in connection with or in any way relating to the Loan and/or any of the Property, however and whenever incurred or evidenced, whether express or implied, direct or indirect, absolute or contingent, or due or to become due, and all renewals, modifications, consolidations, replacements and extensions thereof.

All of the indebtedness and other obligations and matters referred to in paragraphs (1) through (4) above are herein sometimes referred to collectively as the “Obligations”.

TO HAVE AND TO HOLD the above granted and described Property unto and to the use and benefit of Lender, and the successors and assigns of Lender, forever;

PROVIDED, HOWEVER, these presents are upon the express condition that, if Borrower shall well and truly pay to Lender the Obligations at the time and in the manner provided in the Note and this Security Instrument, shall well and truly perform the Obligations as set forth in this Security Instrument and shall well and truly abide by and comply with each and every covenant and condition set forth herein and in the Note, these presents and the estate hereby granted shall cease, terminate and be void.

1.2       Warranty of Title.  Borrower hereby represents, warrants, covenants and certifies:  (a) Borrower has good, marketable and insurable, indefeasible fee simple absolute title to the Real Estate and Improvements located thereon, free and clear of all Liens (as hereinafter defined), subject only to the Permitted Encumbrances; (b) Borrower has and covenants that it will continue to have full power and lawful authority to encumber and convey the Property as provided herein; (c) this Security Instrument is, and Borrower covenants that this Security Instrument will continue to remain a valid and enforceable first priority lien on and security interest in the Property; and (d) Borrower hereby warrants and will forever warrant and defend such title and the validity, enforceability and priority of the lien and security interest hereof against the claims of all Persons and parties whomsoever.

ARTICLE II

COVENANTS AND REPRESENTATIONS AND WARRANTIES OF BORROWER

2.1       General Covenants, Representations and Warranties.  Borrower covenants, represents and warrants to Lender as follows:

(a)        Payment of Obligations.  Borrower shall punctually pay when due and perform the Obligations as and when due in accordance with the provisions set forth in this Security Instrument, the Loan Agreement, the Note and the other Loan Documents.

(b)        Impositions.  Borrower shall pay all Impositions now or hereafter levied or assessed or imposed against the Property or any part thereof in accordance with the Loan Agreement.

(c)        Leases.  Borrower shall not (and shall not permit any other applicable Person to) enter in any Leases for all or any portion of the Property unless in accordance with the provisions of the Loan Agreement.

(d)        Insurance.  Borrower shall obtain and maintain, or cause to be maintained, in full force and effect at all times insurance with respect to Borrower and the Property as required pursuant to the Loan Agreement.

(e)        Incorporation by Reference.  All the covenants, conditions and agreements contained in (i) the Loan Agreement, (ii) the Note and (iii) all and any of the other Loan Documents, are hereby made a part of this Security Instrument to the same extent and with the same force as if fully set forth herein.

(f)        Performance of Other Agreements.  Borrower shall observe and perform each and every term, covenant and provision to be observed or performed by Borrower pursuant to the Loan Agreement, the Note, the other Loan Documents and any and all other documents, agreements and certificates executed and/or delivered by Borrower in favor of Lender in connection with the Loan.

2.2       Inspection.  Upon reasonable written notice to Borrower and subject to the rights of tenants pursuant to the Leases, Borrower will allow Lender and its authorized representatives to enter upon and inspect the Property at all reasonable times and will reasonably cooperate with Lender and such representatives in effecting said inspection.

2.3       Security Interest.  This Security Instrument is also intended to, among other things, encumber and create a security interest in, and Borrower hereby unconditionally and irrevocably grants, bargains, assigns, conveys, pledges, mortgages, transfers, sets over and confirms unto Lender and hereby grants to Lender a security interest in, all of Borrower’s right, title and interest in and to fixtures, chattels, accounts, deposit accounts, equipment, inventory, contract rights, general intangibles and other personal property included within the Property, all renewals, replacements of any of the aforementioned items, or articles in substitution therefor or in addition thereto or the proceeds thereof (said property is hereinafter referred to collectively as the “Collateral”), whether or not the same shall be attached to the Real Estate or the Improvements in any manner.  It is hereby agreed that to the extent permitted by law, all of the foregoing property is to be deemed and held to be a part of and affixed to the Real Estate and the Improvements.  The foregoing security interest shall also cover Borrower’s leasehold interest in any of the foregoing property which is leased by Borrower.  Notwithstanding the foregoing, all of the foregoing property shall be owned by Borrower and no leasing or installment sales or other financing or title retention agreement in connection therewith, shall be permitted without the prior written approval of Lender.  Borrower shall, from time to time upon reasonable request of Lender, supply Lender with a current inventory of all of the property in which Lender is granted a security interest hereunder, in such detail as Lender may reasonably require.  Borrower shall promptly replace all of the Collateral subject to the lien or security interest of this Security Instrument when worn out or obsolete with Collateral comparable to the worn out or obsolete Collateral when new, and will not, without the prior written consent of Lender, remove from the Real Estate or the Improvements any of the Collateral subject to the lien or security interest of this Security Instrument, except in the ordinary course of operating the Property and except such as is replaced by an article of equal suitability and value as above provided, owned by Borrower free and clear of any lien or security interest except that created by this Security Instrument and the other Loan Documents and except as otherwise expressly permitted by the terms of this Security Instrument and the Loan Agreement.  Other than proceeds of the Collateral, all of the Collateral shall be kept at the location of the Real

Estate, except as otherwise required by the terms of the Loan Documents.  Borrower shall not use any of the Collateral in violation of any Governmental Regulations.

2.4       Security Agreement.  This Security Instrument constitutes a security agreement between Borrower and Lender with respect to the Collateral (including, without limitation, the Reserve Accounts) in which Lender is granted a security interest hereunder, and, cumulative of all other rights and remedies of Lender hereunder, Lender shall have all of the rights and remedies of a secured party under any applicable UCC.  Borrower hereby agrees to execute and deliver on demand and hereby irrevocably constitutes and appoints Lender the attorney-in-fact of Borrower to execute and deliver and, if appropriate, to file with the appropriate filing officer or office such security agreements, financing statements or other instruments as Lender may reasonably request or require in order to impose, perfect or continue the perfection of the lien or security interest created hereby; provided, however, that Lender agrees not to exercise such power of attorney unless an Event of Default exists continuing beyond the expiration of any applicable notice and/or cure period.  Without limiting the foregoing, to the extent permitted by applicable law, Borrower hereby authorizes Lender to file any financing statements or continuation statements thereof on Borrower’s behalf.  Except with respect to Rents and Profits to the extent specifically provided herein or in any other Loan Document to the contrary, Lender shall have the right of possession of all cash, securities, instruments, negotiable instruments, documents, certificates and any other evidences of cash or other property or evidences of rights to cash rather than property, which are now or hereafter a part of the Property, and, upon the occurrence of any Event of Default hereunder or under any other Loan Document which is continuing beyond expiration of any applicable notice and/or cure period, upon written notice from Lender, Borrower shall promptly deliver the same to Lender, endorsed to Lender.  Borrower agrees to furnish Lender with notice of any change in the name, identity, state of organization, residence, or principal place of business or mailing address of Borrower within ten (10) days of the effective date of any such change.  Upon the occurrence of any Event of Default hereunder which remains uncured and is continuing beyond expiration of any applicable notice and/or cure period, Lender shall have the rights and remedies as prescribed in this Security Instrument, or as prescribed by general law, or as prescribed by any applicable UCC, all at Lender’s election.  Without implying any limitation upon the foregoing, Lender may, at its option, proceed against the Collateral in accordance with the provisions of the UCC as enacted in the Commonwealth of Massachusetts, or Lender may proceed as to both the real and personal property comprising the Property in accordance with this Security Instrument, or as otherwise provided at law or in equity.  Any disposition of the Collateral may be conducted by an employee or agent of Lender.  Any Person, including both Borrower and Lender, shall be eligible to purchase any part or all of the Collateral at any such disposition.  Reasonable expenses of retaking, holding, preparing for sale, selling or the like (including, without limitation, Lender’s reasonable attorneys’ fees and legal expenses), together with interest thereon at the Default Rate from the date incurred by Lender until actually paid by Borrower, shall be paid by Borrower on demand and shall be secured by this Security Instrument and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note.  Lender shall have the right to enter upon the Real Estate and the Improvements (subject to the rights of tenants under their respective Leases) or any real property where any of the property which is the subject of the security interests granted herein is located to take possession of, assemble and collect the same or to render it unusable, or Borrower, upon demand of Lender, shall assemble such property and make it available to Lender at the Real Estate, a place which is hereby deemed to be reasonably convenient to Lender and Borrower.  If notice is required by law, Lender shall give Borrower not less than thirty (30) days’ prior written notice of the time and place of any public sale of such property or of the time of or after which any private sale or any other intended disposition thereof is to be made, and if such notice is sent to Borrower, as the same is provided for the mailing of notices herein, it is hereby deemed that such notice shall be and is reasonable notice to Borrower.  No such notice is necessary for any such property which is perishable, threatens to decline speedily in value or is of a type customarily sold on a recognized market.  Furthermore, to the extent permitted by law, in conjunction with, in addition to or in substitution for the rights and remedies available to Lender pursuant to any applicable UCC:

(a)        In the event of a foreclosure sale, the Collateral may, at the option of Lender, be sold as a whole;

(b)        It shall not be necessary that Lender take possession of the aforementioned Collateral, or any part thereof, prior to the time that any sale pursuant to the provisions of this Section 2.4 is conducted and it shall not be necessary that said Collateral, or any part thereof, be present at the location of such sale; and

(c)        Lender may appoint or delegate any one or more Persons as agent to perform any act or acts necessary or incident to any sale held by Lender, including the sending of notices and the conduct of the sale, but in the name and on behalf of Lender.

The name and address of Borrower (as Debtor under any applicable UCC) are:

Mill Street Gardens, LLC

c/o The Hamilton Company

39 Brighton Ave.

Boston, MA 02134

The name and address of Lender (as Secured Party under any applicable UCC) are:

Insurance Strategy Funding Corp. LLC

c/o J.P. Morgan Asset Management

277 Park Avenue, 9th Floor

New York, New York 10017

2.5       Future Advances; Secured Indebtedness.  It is understood and agreed that this Security Instrument shall secure payment of not only the indebtedness evidenced by the Note, but also any and all substitutions, replacements, renewals and extensions of the Note, any and all indebtedness and obligations arising pursuant to the terms hereof and any and all indebtedness and obligations arising pursuant to the terms of any of the other Loan Documents (other than the Environmental Indemnity), all of which indebtedness is equally secured with and has the same priority as any amounts advanced as of the date hereof.  It is agreed that any future advances made by Lender to or for the benefit of Borrower from time to time under this Security Instrument or the other Loan Documents and whether or not such advances are obligatory or are made at the option of Lender, or otherwise, and all interest accruing thereon, shall be equally secured by this Security Instrument and shall have the same priority as all amounts, if any, advanced as of the date hereof and shall be subject to all of the terms and provisions of this Security Instrument.

ARTICLE III

ASSIGNMENT OF LEASES AND RENTS AND OTHER SUMS

3.1       Assignment.

(a)        Borrower has, by the Assignment of Leases and Rents executed, delivered and recorded simultaneously herewith (the “Assignment of Leases”), assigned to Lender, all of its right, title and interest in and to the Leases and the Rents and Profits described therein.  The Assignment of Leases is intended to be and is an absolute present assignment from Borrower to Lender and not merely the passing of a security interest.  The Rents and Profits are hereby absolutely and unconditionally assigned by Borrower to Lender.  Borrower represents and warrants to Lender that Borrower has delivered to Lender (i) a true, correct and complete copy of the Lender-Approved Lease Form, and (ii) true, correct and complete Rent Roll that accurately represents all Leases, certified by Borrower as being true, correct and complete, as of the date hereof.

(b)        So long as there shall exist no Event of Default hereunder which remains uncured beyond expiration of any applicable notice and/or cure period and except as otherwise expressly provided herein, Borrower shall have the right and license to exercise all rights, options and privileges extended to the landlord under the Leases, including the right to collect all Rents and Profits and the right to receive the proceeds of any claims arising pursuant to the Leases.  Borrower agrees to hold such Rents and Profits and the proceeds of any such claim, or a portion thereof in an amount sufficient to discharge and pay all then current Obligations which are or become due, in trust and to use the same in the payment of such Obligations (including, without limitation, all Impositions and insurance premiums then payable) and all other costs, charges, accruals or expenses then incurred on, against or in connection with the operation of the Property.

(c)        Upon the occurrence of any Event of Default which remains uncured beyond expiration of any applicable notice and/or cure period, the right and license set forth in subsection (b) of this Section 3.1 shall be deemed automatically revoked by Lender as of the date of such Event of Default which remains uncured beyond expiration of any applicable notice and/or cure period, whereupon Lender shall have the right and authority to exercise any of the rights or remedies referred to or set forth in Article VI.  In addition, upon the occurrence of any such Event of Default, Borrower shall promptly pay to Lender or cause to be delivered to Lender (i) all rent prepayments and security or other deposits paid to Borrower pursuant to any Lease assigned hereunder, (ii) all original security deposits in the form of letters of credit, and (iii) all deposits for the payment of operating expenses and charges for services or facilities or for escalations which were paid pursuant to any such Lease to the extent allocable to any period from and after such Event of Default.

ARTICLE IV

DUE ON SALE/ENCUMBRANCE

4.1       Lender Reliance.  Borrower acknowledges that Lender has examined and relied on the experience of Borrower and its general partners, managing members, principals and (if Borrower is a trust) beneficial owners in owning and operating properties such as the Property in agreeing to make the Loan, and will continue to rely on Borrower’s ownership of the Property as a means of maintaining the value of the Property as security for payment and performance of the Obligations.  Borrower acknowledges that Lender has a valid interest in maintaining the value of the Property so as to ensure that, should Borrower default in the payment or the performance of the Obligations, Lender can recover the indebtedness evidenced by the Note by a sale of the Property.

4.2       No Sale/Encumbrance.  Borrower shall not permit or suffer any Transfer to occur, unless specifically permitted by Article VII of the Loan Agreement or unless Lender shall consent thereto in writing.

ARTICLE V

DEFAULTS

5.1       Events of Default.  The term “Event of Default,” as used in this Security Instrument, shall have the meaning assigned to such term in the Loan Agreement.

ARTICLE VI

REMEDIES

6.1       Remedies Available.  Upon the occurrence of any Event of Default which remains uncured beyond expiration of any applicable notice and/or cure period, Borrower agrees that Lender may take such action, without notice or demand except to the extent otherwise expressly required hereunder or under any of the other Loan Documents, as Lender deems advisable to protect and enforce or Lender’s rights against Borrower and in and to the Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Lender may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Lender:

(a)        Acceleration.  Accelerate the maturity date of the Note and declare any or all of the indebtedness secured hereby to be immediately due and payable without any presentment, demand, protest, notice of nonpayment or nonperformance, notice of protest, notice of intent to accelerate, notice of acceleration or any other notice or action of any kind whatever except as otherwise expressly set forth herein or in any of the other Loan Documents (each of which is hereby expressly waived by Borrower), whereupon the same shall become immediately due and payable.  Upon any such acceleration of the Note, payment of such accelerated amount shall constitute a prepayment of the principal balance of the Note and any applicable prepayment fee and/or any amount payable upon such prepayment provided for in the Note shall then be immediately due and payable.

(b)        Entry on the Property.  Either in Person or by agent, with or without bringing any action or proceeding, or by a receiver appointed by a court and without regard to the adequacy of its security, enter upon and take possession of the Property, or any part thereof, without force or with such force as is permitted by law, without notice or process or with such notice or process as is required by law unless such notice and process is waivable, in which case Borrower hereby waives such notice and process, and without liability for trespass, damages or otherwise, and do any and all acts, perform any and all work and take possession of any and all books, records and accounts which may be desirable or necessary in Lender’s judgment to complete any unfinished construction on the Real Estate, to preserve the value, marketability or rentability of the Property, to increase the income therefrom, to manage and operate the Property or to protect the security hereof and all sums expended by Lender therefor, together with interest thereon at the Default Rate, shall be immediately due and payable to Lender by Borrower on demand and shall be secured hereby and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note.

(c)        Collect Rents and Profits.  With or without taking possession of the Property, sue for or otherwise collect the Rents and Profits, including those past due and unpaid.

(d)        Appointment of Receiver.  Upon, or at any time prior or after, instituting any judicial foreclosure or instituting any other foreclosure of the liens and security interests provided for herein or any other legal proceedings hereunder, make application to a court of competent jurisdiction for appointment of a receiver for all or any part of the Property, as a matter of strict right and without notice to Borrower and without regard to the adequacy of the Property for the repayment of the Obligations or the solvency of Borrower or any Person or Persons liable for the payment of the indebtedness secured hereby, and Borrower does hereby irrevocably consent to such appointment, waives any and all notices of and defenses to such appointment and agrees not to oppose any application therefor by Lender, but nothing herein is to be construed to deprive Lender of any other right, remedy or privilege Lender may now have under the law to have a receiver appointed; provided, however, that, the appointment of such receiver, trustee or other appointee by virtue of any court order, statute or regulation shall not impair or in any manner prejudice the rights of Lender to receive payment of the Rents and Profits pursuant to other terms and provisions hereof.  Any such receiver shall have all of the usual powers and duties of receivers in similar cases, including, without limitation, the full power to hold, develop, rent, lease, manage, maintain, operate and otherwise use or permit the use of the Property upon such terms and conditions as said receiver may deem to be prudent and reasonable under the circumstances as more fully set forth in Section 6.3 herein below.  Such receivership shall, at the option of Lender, continue until full payment of all of the indebtedness secured hereby or until title to the Property shall have passed by foreclosure sale under this Security Instrument or deed in lieu of foreclosure.

(e)        Foreclosure.  Institute a proceeding or proceedings, judicial or otherwise (including, without limitation, by power of sale to the extent available to Lender under applicable law, it being understood and agreed that Borrower hereby expressly grants Lender such power of sale), for the complete foreclosure of this Security Instrument under any applicable law.  Institute a proceeding or proceedings, judicial or otherwise (including, without limitation, by power of sale to the extent available to Lender under applicable law, it being understood and agreed that Borrower hereby expressly grants Lender such power of sale), for the partial foreclosure of this Security Instrument under any applicable law for the portion of the Obligations then due and payable, subject to the lien of this Security Instrument continuing unimpaired and without loss of priority so as to secure the balance of the Obligations not then due and payable.

(1)        If Lender is the purchaser of the Property, or any part thereof, at any sale thereof, whether such sale be under the powers of sale hereinabove, or upon any other foreclosure of the liens and security interests hereof, or otherwise, Lender shall, upon any such purchase, unless otherwise indicated in any writing evidencing such purchase, acquire good title to the Property so purchased, free of the liens and security interests created by the Loan Documents.

(2)        In the event a foreclosure hereunder should be commenced, Lender may at any time before the sale abandon the sale, and may then institute suit for the collection of the Loan, or for the foreclosure of the liens and security interests hereof.  If Lender should institute a suit for the collection of the Loan, or for a foreclosure of the liens and security interests hereof, it may at any time before the entry of a final judgment in said suit dismiss the same, and dispose of the Property, or any part thereof, in accordance with the provisions of this Security Instrument.

(3)        It is agreed that in any deed or deeds given, any and all statements of fact or other recitals therein made as to the identity of the Lender or as to the occurrence or existence of any Event of Default or other default, or as to the acceleration of the maturity of the Loan, or as to the request to sell, notice of sale, time, place, terms, and manner of sale, and receipt, distribution and application of the money realized therefrom, and, without being limited by the foregoing, as to any other act or thing having been duly done by Lender shall be accepted by all courts of law and equity as prima facie evidence that the said statements or recitals are correct and are without further questions to be so accepted.

(f)        Other Remedies.  If an Event of Default shall have occurred and remains uncured beyond expiration of any applicable notice and/or cure period, this Security Instrument may, to the maximum extent permitted by law, be enforced, and Lender may exercise any right, power or remedy permitted to it hereunder, under the Loan Documents or by law or in equity, and, without limiting the generality of the foregoing, Lender may, personally or by its agents, to the maximum extent permitted by law:

(1)        enter into and take possession of the Property or any part thereof, exclude Borrower and all parties claiming under Borrower whose claims are junior to this Security Instrument, wholly or partly therefrom, and use, operate, manage and control the Property or any part thereof either in the name of Borrower or otherwise as Lender shall deem best, and upon such entry, from time to time at the expense of Borrower and the Property, make all such repairs, replacements, alterations, additions or improvements to the Property or any part thereof as Lender may deem reasonably proper and, whether or not Lender has so entered and taken possession of the Property or any part thereof, collect and receive all Rents and Profits and apply the same to the payment of all expenses that Lender may be authorized to make under this Security Instrument, the remainder to be applied to the payment of obligations under the Loan Documents until the same shall have been repaid in full; if Lender demands or attempts to take possession of the Property or any part thereof in the exercise of any rights hereunder, Borrower shall promptly turn over and deliver complete possession thereof to Lender;

(2)        cause any or all of the Property to be sold under the power of sale in any manner permitted by applicable law.  For any sale under the power of sale granted by this Security Instrument, Lender shall record and give all notices required by law and then, upon the expiration of such time as is required by law, may sell the Property, and all estate, right, title, interest, claim and demand of Borrower therein, and all rights of redemption thereof, at one or more sales, as an entity or in parcels, with such elements of real and/or personal property (and, to the extent permitted by applicable law, may elect to deem all of the Property to be real property for purposes thereof), and at such time or place and upon such terms as Lender may deem expedient, or as may be required by applicable law.  Upon any sale, Lender shall execute and deliver to the purchaser or purchasers a deed or deeds conveying the property sold, but without any covenant or warranty, express or implied, and the recitals in the deed or deeds of any facts affecting the regularity or validity of the sale will be conclusive against all Persons.  In the event of a sale, by foreclosure or otherwise, of less than all of the Property, this Security Instrument shall continue as a lien and security interest on the remaining portion of the Security Instrument Property;

(3)        proceed to protect and enforce their rights under this Security Instrument, by suit for specific performance of any covenant contained herein or in the Loan Documents or in aid of the execution of any power granted herein or in the Loan Documents,  or for the enforcement of any other right as Lender shall elect, provided, that in the event of a sale, by foreclosure or otherwise, of less than all of the Property, this Security Instrument shall continue as a lien on, and security interest in, the remaining portion of the Property;

(4)        apply any sums then deposited or held in escrow or otherwise by or on behalf of Lender in accordance with the terms of the Loan Agreement, this Security Instrument or any other Loan Document and/or the Accounts to the payment of the following items in any order in its sole discretion:  (i) Impositions; (ii) insurance premiums; (iii) interest on the unpaid principal balance of the Obligations; (iv) amortization of the unpaid principal balance of the Debt; (v) all other sums payable pursuant to the Note, the Loan Agreement, this Security Instrument and the other Loan Documents, including without limitation advances made by Lender pursuant to the terms of this Security Instrument;

(5)        surrender the insurance policies maintained pursuant to the Loan Agreement, collect the unearned insurance premiums for such insurance policies and apply such sums as a credit on the Debt in such priority and proportion as Lender in its discretion shall deem proper, and in connection therewith, Borrower hereby appoints Lender as agent and attorney-in-fact (which is coupled with an interest and is therefore irrevocable) for Borrower to collect such insurance premiums;

(6)        apply the undisbursed balance of any deposit made by Borrower with Lender in connection with the restoration of the Property after a casualty thereto or condemnation thereof, together with interest thereon, to the payment of the Debt in such order, priority and proportions as Lender shall deem to be appropriate in its discretion

(7)        exercise any or all of the remedies available to a secured party under the applicable UCC, including, without limitation:

(i)         either personally or by means of a court-appointed receiver, take possession of all or any of the Property and exclude therefrom Borrower and all parties claiming under Borrower, and thereafter hold, store, use, operate, manage, maintain and control, make repairs, replacements, alterations, additions and improvements to and exercise all rights and powers of Borrower in respect of the Property or any part thereof; if Lender demands or attempts to take possession of the Property in the exercise of any rights hereunder, Borrower shall promptly turn over and deliver complete possession thereof to Lender;

(ii)       without further notice to or demand upon Borrower, make such payments and do such acts as Lender may deem necessary to protect its security interest in the Property, including, without limitation, paying, purchasing, contesting or compromising any encumbrance that is prior to or superior to the security interest granted hereunder, and in exercising any such powers or authority paying all expenses incurred in connection therewith which expenses shall thereafter become part of the obligations secured by this Security Instrument;

(iii)      require Borrower to assemble the Property or any portion thereof, at a place designated by Lender and reasonably convenient to both parties, and promptly to deliver the Property to Lender, or an agent or representative designated by it; Lender, and each of its agents and representatives, shall have the right to enter upon the premises and property of Borrower to exercise the rights of Lender hereunder;

(iv)       sell, lease or otherwise dispose of the Property, with or without having the Property at the place of sale, and upon such terms and in such manner as Lender may determine (and Lender may be a purchaser at any such sale); provided, however, that Lender, may dispose of the Property in accordance with Lender’s rights and remedies in respect of the Property pursuant to the provisions of this Security Instrument in lieu of proceeding under the applicable UCC; and

(v)        Lender shall give Borrower at least ten (10) days’ prior notice of the time and place of any sale of the Property or other intended disposition thereof, which notice Borrower agrees is commercially reasonable; and/or

(8)        pursue such other remedies as Lender may have under applicable law.

(g)        Lender may resort for the payment of the Loan to any other security for the debt held by Lender in such order and manner as Lender, in its discretion, may elect.  Lender may take action to recover the Loan, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Lender thereafter to foreclose this Security Instrument.  The rights of Lender under this Security Instrument shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others.  No act of Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision.  Lender shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

(h)        Lost Documents.  All rights of action under the Note, this Security Instrument or any of the other Loan Documents may be enforced by Lender without the possession of the original Loan Documents and without the production thereof at any trial or other proceeding relative thereto.

6.2       Application of Proceeds.

(a)         To the fullest extent permitted by law, the proceeds of any foreclosure sale under this Security Instrument shall be applied to the extent funds are so available to the following items in such order as Lender in its discretion may determine:

(i)         to payment of the reasonable costs, expenses and fees of taking possession of the Property, and of holding, operating, maintaining, using, leasing, repairing, improving, marketing and selling the same and of otherwise enforcing Lender’s right and remedies hereunder and under the other Loan Documents, including, but not limited to, receivers’ fees, court costs, reasonable attorneys’ fees, accountants’, appraisers’, managers’ and other professional fees, title charges and transfer taxes.

(ii)       to payment of all sums expended by Lender under the terms of any of the Loan Documents and not yet repaid, together with interest on such sums at the Default Rate.

(iii)      (to payment of the secured indebtedness and all other obligations secured by this Security Instrument, including, without limitation, interest at the Default Rate and, to the extent permitted by applicable law, any payment due upon a deemed prepayment of the principal balance of the Note, and any applicable prepayment fee, charge or premium required to be paid under the Note in order to prepay principal, in any order that Lender chooses in its sole discretion.

(iv)       to the extent permitted by Governmental Regulations, to be set aside by Lender as adequate security in its judgment for the payment of sums which would have been paid by application under clauses (i) through (iii) above to Lender, arising out of an obligation or liability with respect to which Borrower has agreed to indemnify Lender, but which sums are not yet due and payable or liquidated.

The remainder, if any, of such funds shall be disbursed to Borrower or to the Person or Persons legally entitled thereto, except as otherwise provided by law.

(b)        No sale or other disposition of all or any part of the Property pursuant to Section 6.1 shall be deemed to relieve Borrower of its obligations under the Loan Documents, except to the extent the proceeds thereof are applied to the payment of such obligations.  If the proceeds of sale, collection or other realization of or upon the Property are insufficient to cover the costs and expenses of such realization and the payment in full of any amounts due under the Loan Documents, Borrower shall remain liable for any deficiency pursuant to the terms of Section 6.8 hereof, subject to the terms of Section 10.1 of the Loan Agreement.

6.3       Right and Authority of Receiver or Lender in the Event of Default; Power of Attorney.  Upon the occurrence of an Event of Default which remains uncured beyond expiration of any applicable notice and/or cure period and entry upon the Property pursuant to Section 6.1(b) hereof or appointment of a receiver pursuant to Section 6.1(d) hereof, and under such terms and conditions as may be prudent and reasonable under the circumstances in Lender’s or the receiver’s sole discretion, all at Borrower’s expense, Lender, or said receiver, or such other Persons or entities as they shall hire, direct or engage, as the case may be, may (but shall have no obligation to) do or permit one or more of the following, successively or concurrently:

(a)        enter upon and take possession and control of any and all of the Property (subject to the rights of tenants under their respective Leases);

(b)        take and maintain possession of all documents, books, records, papers and accounts relating to the Property;

(c)        exclude Borrower and its agents, servants and employees wholly from the Property;

(d)        manage and operate the Property;

(e)        preserve and maintain the Property;

(f)        make repairs and alterations to the Property;

(g)        complete any construction or repair of the Improvements, with such changes, additions or modifications of the plans and specifications or intended disposition and use of the Improvements as Lender may in its reasonable discretion deem appropriate or desirable to place the Property in such condition as will, in Lender’s reasonable discretion, make it or any part thereof readily marketable or rentable;

(h)        conduct a marketing or leasing program with respect to the Property, or employ a marketing or leasing agent or agents to do so, directed to the leasing or sale of the Property under such terms and conditions as Lender may in its sole discretion deem appropriate or desirable;

(i)         employ such contractors, subcontractors, materialmen, architects, engineers, consultants, managers, brokers, marketing agents, or other employees, agents, independent contractors or professionals, as Lender may in its reasonable discretion deem appropriate or desirable to implement and effectuate the rights and powers herein granted;

(j)         execute and deliver, in the name of Borrower as attorney-in-fact and agent of Borrower or in its own name as Lender, such documents and instruments as are necessary or appropriate to consummate authorized transactions; provided, however, that such power of attorney shall not be exercised unless an Event of Default that is continuing beyond expiration of any applicable notice and/or cure period exists;

(k)        enter into such leases, whether of real or personal property, or tenancy agreements, under such terms and conditions as Lender may in its sole discretion deem appropriate or desirable;

(l)         collect and receive the Rents and Profits from the Property;

(m)       eject tenants or repossess personal property, as provided by law, for breaches of the conditions of their leases or other agreements;

(n)        sue for unpaid Rents and Profits, payments, income or proceeds in the name of Borrower or Lender or such receiver;

(o)        maintain actions in forcible entry and detainer, ejectment for possession and actions in distress for rent;

(p)        compromise or give acquaintance for Rents and Profits, payments, income or proceeds that may become due;

(q)        delegate or assign any and all rights and powers given to Lender by this Security Instrument; and/or

(r)        do any other acts which Lender in its reasonable discretion deems appropriate or desirable to protect the security hereof and use such measures, legal or equitable, as Lender may in its reasonable discretion deem appropriate or desirable to implement and effectuate the provisions of this Security Instrument.  This Security Instrument shall constitute a direction to and full authority to any tenant, or other third party who has heretofore dealt or contracted or may hereafter deal or contract with Borrower or Lender, at the request of Lender upon the occurrence of an Event of Default that continues beyond expiration of any applicable notice and/or cure period, to pay all amounts owing under any lease, contract, concession, license or other agreement to Lender without proof of the default relied upon.  Any such tenant or third party is hereby irrevocably authorized to rely upon and comply with (and shall be fully protected by Borrower in so doing) any request, notice or demand by Lender for the payment to Lender of any Rents and Profits or other sums which may be or thereafter become due under its lease, contract, concession, license or other agreement, or for the performance of any undertakings under any such lease, contract, concession, license or other agreement, and shall have no right or duty to inquire whether any default under this Security Instrument or under any of the other Loan Documents has actually occurred or is then existing.  Borrower hereby constitutes and appoints Lender, its assignees, successors, transferees and nominees, as Borrower’s true and lawful attorney-in-fact and agent, with full power of substitution in the Property, in Borrower’s name, place and stead, upon an Event of Default which remains uncured beyond expiration of any applicable notice and/or cure period to do or permit any one or more of the foregoing described rights, remedies, powers and authorities, successively or concurrently, and said power of attorney shall be deemed a power coupled with an interest and irrevocable so long as any indebtedness secured hereby is outstanding.  Any money advanced by Lender in connection with any action taken under this Section 6.3, together with interest thereon at the Default Rate from the date of making such advancement by Lender until actually paid by Borrower, shall be a demand obligation owing by Borrower to Lender and shall be secured by this Security Instrument and by every other instrument securing the secured indebtedness.

6.4       Occupancy After Foreclosure.  In case the liens or security interests of this Security Instrument shall be foreclosed, and Borrower or Borrower’s representatives, successors or assigns, or any other Persons claiming any interest in the Property by, through or under Borrower (which, for purposes of this Section 6.4 does not include any tenant under a written Lease, provided such tenant is not an Affiliate of Borrower) are occupying or using the Property, or any part thereof, then, to the extent not prohibited by applicable law, each and all shall, at the option of Lender or the purchaser at such sale, as the case may be, immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy at sufferance, terminable at the will of landlord, at a reasonable rental per day based upon the value of the Property occupied or used, such rental to be due daily to the purchaser.  Further, to the extent permitted by applicable law, in the event the tenant fails to forthwith surrender possession of the Property upon the termination of such tenancy, the purchaser shall be entitled to institute and maintain an action for unlawful detainer of the Property in the appropriate court of the county in which the Real Estate is located, and anyone occupying the Property after demand made for possession thereof shall be subject to eviction and removal, forcible or otherwise, with or without process of law, and all damages by reason thereof are hereby expressly waived.

6.5       Notice to Account Debtors.  Lender may, at any time after the occurrence, and during the continuance of an Event of Default beyond expiration of any applicable notice and/or cure period, notify the account debtors and obligors of any accounts, chattel paper, negotiable instruments or other evidences of indebtedness to Borrower included in the Property to pay Lender directly.  Borrower shall at any time or from time to time upon the reasonable request of Lender provide to Lender a current list of all such account debtors and obligors and their addresses.

6.6       Cumulative Remedies.  All remedies contained in this Security Instrument are cumulative and Lender shall also have all other remedies provided at law and in equity or in any other Loan Documents.  Such remedies may be pursued separately, successively or concurrently at the sole subjective direction of Lender and may be exercised in any order and as often as occasion therefor shall arise.  No act of Lender shall be construed as an election to proceed under any particular provisions of this Security Instrument to the exclusion of any other provision of this

Security Instrument or as an election of remedies to the exclusion of any other remedy which may then or thereafter be available to Lender.  No delay or failure by Lender to exercise any right or remedy under this Security Instrument shall be construed to be a waiver of that right or remedy or of any default hereunder.  Lender may exercise any one or more of its rights and remedies at its option without regard to the adequacy of its security.

6.7       Intentionally Omitted.

6.8       Deficiency.  Subject to the terms of Section 10.1 of the Loan Agreement and subject to applicable laws, Borrower acknowledges and agrees as follows:

(a)        In the event an interest in any of the Property is foreclosed, Borrower agrees as follows:  Lender shall be entitled to seek a deficiency judgment from Borrower and any other party obligated on the Note equal to the difference between the amount upon which Borrower is personally liable under the Note and the amount for which the Property was sold pursuant to judicial or nonjudicial foreclosure sale.  Borrower expressly recognizes that this Section 6.8 constitutes a waiver of any and all Commonwealth of Massachusetts Governmental Regulations which would otherwise permit Borrower and other Persons (if any) against whom recovery of deficiencies is sought (even absent the initiation of deficiency proceedings against them) to present competent evidence of the fair market value of the Property as of the date of the foreclosure sale and to offset against any deficiency the amount by which the foreclosure sale price is determined to be less than such fair market value.  Borrower further recognizes and agrees that this waiver creates an irrebuttable presumption that the foreclosure sale price is equal to the fair market value of the Property for purposes of calculating deficiencies owed by Borrower and others (if any) against whom recovery of a deficiency is sought.

(b)        In connection with any valuation of the Property as part of a foreclosure and sale, the following shall be the basis for the finder of fact’s determination of the fair market value of the Property as of the date of the foreclosure sale in proceedings:  (a) the Property shall be valued in an “as is” condition as of the date of the foreclosure sale, without any assumption or expectation that the Property will be repaired or improved in any manner before a resale of the Property after foreclosure; (b) the valuation shall be based upon an assumption that the foreclosure purchaser desires a resale of the Property for cash promptly (but no later than twelve (12) months) following the foreclosure sale; (c) all reasonable closing costs customarily borne by the seller in commercial real estate transactions should be deducted from the gross fair market value of the Property, including, without limitation, brokerage commissions, title insurance, a survey of the Property, tax prorations, reasonable attorneys’ fees and marketing costs; (d) the gross fair market value of the Property shall be further discounted to account for any estimated holding costs associated with maintaining the Property pending sale, including, without limitation, utilities expenses, property management fees, taxes and assessments (to the extent not accounted for in (c) above), and other maintenance, operational and ownership expenses; and (e) any expert opinion testimony given or considered in connection with a determination of the fair market value of the Property must be given by Persons having at least five (5) years experience in appraising property similar to the Property and who have conducted and prepared a complete written appraisal of the Property taking into consideration the factors set forth above.

6.9       Borrower’s Waivers.  BORROWER HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE UNDER APPLICABLE LAWS TO NOTICE, EXCEPT AS OTHERWISE HEREIN SPECIFICALLY PROVIDED OR OTHERWISE SPECIFICALLY PROVIDED IN ANY OF THE OTHER LOAN DOCUMENTS, OR TO A JUDICIAL HEARING PRIOR TO THE EXERCISE OF ANY RIGHT OR REMEDY PROVIDED BY THIS SECURITY INSTRUMENT TO LENDER, AND WAIVES ITS RIGHTS, IF ANY, TO SET ASIDE OR INVALIDATE ANY SALE DULY CONSUMMATED IN ACCORDANCE WITH THE PROVISIONS HEREOF ON THE GROUND (IF SUCH BE THE CASE) THAT THE SALE WAS CONSUMMATED WITHOUT A PRIOR JUDICIAL HEARING.  BORROWER’S WAIVERS UNDER THIS SECTION 6.9 HAVE BEEN MADE VOLUNTARILY, INTELLIGENTLY, AND KNOWINGLY AND AFTER BORROWER HAS BEEN APPRISED AND COUNSELED BY ITS ATTORNEY AS TO THE NATURE THEREOF AND ITS POSSIBLE ALTERNATIVE RIGHTS.

ARTICLE VII

REPORTING AND WITHHOLDING REQUIREMENTS

7.1       Withholding.  In the event of a foreclosure or delivery of a deed-in-lieu of foreclosure, Borrower agrees that Lender shall have the right to withhold any and all amounts necessary to comply with the requirements of Section l445 of the Code, any successor statutes thereto and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

7.2       Form 1099-S.  Upon Lender’s written request, Borrower shall have supplied or caused to be supplied to Lender either (a) a copy of a completed Form 1099-S, Statement for Recipients of Proceeds from Real Estate Transactions prepared by Borrower’s attorney together with a certification from Borrower’s attorney to the effect that such form has, to the best of such Person’s knowledge, been accurately prepared and that such Person will timely file such form, or (b) a certification from Borrower that the mortgage loan is a refinancing of the Property or is otherwise not required to be reported to the Internal Revenue Service pursuant to Section 6045(e) of the Code.

7.3       Transfer Tax.

(a)        Covenants.  Borrower  covenants and agrees that, in the event of a sale or other Transfer, it will duly complete, execute and deliver to Lender contemporaneously with their submission to the applicable taxing authority or recording officer, all forms and supporting documentation required by such taxing authority or recording officer to estimate and fix the real estate transfer tax (“Transfer Tax”), if any, payable by reason of such sale or other Transfer or recording of the deed evidencing such sale or other Transfer.  This Section 7.3 shall apply only if this Security Instrument is outstanding after any such sale or transfer.

(b)        Payment.  Borrower agrees to pay all Transfer Taxes that may hereafter become due and payable with respect to any Transfer, and in default thereof Lender shall have the right, but not the obligation, to pay the same and the amount of such payment shall be added to the Obligations and be secured by this Security Instrument.  The provisions of this Article shall survive any Transfer, foreclosure or deed in lieu of foreclosure and the delivery of the deed in connection with any Transfer, foreclosure or deed in lieu of foreclosure.  Nothing in this Article shall be deemed to limit Lender’s rights hereunder in the event any Transfer shall be made in violation of the provisions of this Security Instrument.

(c)        Foreclosure.  The provisions of this Section 7.3 shall be applicable also in the event of a foreclosure or delivery of a deed in lieu of foreclosure to the extent that Lender shall, in its sole judgment and discretion, determine that any tax (including a Transfer Tax) shall be payable by it.

ARTICLE VIII

MISCELLANEOUS TERMS AND CONDITIONS

8.1       Time of Essence.  Time is of the essence for the performance of each and every covenant of Borrower hereunder.  No excuse, delay, act of God, or other reason, whether or not within the control of Borrower, shall operate to defer, reduce or waive Borrower’s performance of any such payment covenants or obligations.

8.2       Release of This Security Instrument.  If all of the Obligations secured hereby shall have been paid and/or performed, then and in that event only, all rights under this Security Instrument shall terminate, except for any indemnities granted by Borrower hereunder to Lender and any other provisions hereof which by their terms survive, and the Property shall become wholly clear of the liens, security interests, conveyances and assignments evidenced hereby, which shall be released by Lender, to the extent required by law to effect a full and proper termination, release and reconveyance in due form at Borrower’s cost.  No release of this Security Instrument or the lien hereof shall be valid unless executed by Lender, which Lender agrees to provide on a timely basis.

8.3       Certain Rights of Lender.  Without affecting Borrower’s liability for the payment of any of the indebtedness secured hereby, Lender may from time to time and without notice to Borrower:  (a) release any Person liable for the payment of the indebtedness secured hereby; (b) extend or modify the terms of payment of the indebtedness secured hereby; (c) accept additional real or personal property of any kind as security or alter, substitute or release any property securing the indebtedness secured hereby; (d) release any part of the Property; (e) consent in writing to the making of any subdivision map or plat thereof; (f) join in granting any easement therein; or (g) join in any extension agreement of this Security Instrument or any agreement subordinating any lien or security interest granted hereby.

8.4       Intentionally Omitted.

8.5       Notices.  All notices or other written communications hereunder shall be delivered in accordance with the applicable terms and conditions of the Loan Agreement.

8.6       Successors and Assigns.  The provisions hereof shall be binding upon Borrower and the heirs, devisees, representatives, permitted successors and permitted assigns of Borrower, including successors in interest of Borrower in and to all or any part of the Property, and shall inure to the benefit of Lender and its heirs, successors and assigns.  All references in this Security Instrument to Borrower or Lender shall be construed as including all of such other Persons with respect to the Person referred to.  Where two or more Persons have executed this Security Instrument, the obligations of such Persons shall be joint and several except to the extent the context clearly indicates otherwise.

8.7       Severability.  In the event that any provision of this Security Instrument or the application thereof to Borrower shall, to any extent, be invalid or unenforceable under any applicable statute, regulation, or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute, regulation or rule of law, and the remainder of this Security Instrument and the application of any such invalid or unenforceable provision to parties, jurisdictions, or circumstances other than to whom or to which it shall be held invalid or unenforceable, shall not be affected thereby nor shall same affect the validity or enforceability of any other provision of this Security Instrument.

8.8       Waiver; Discontinuance of Proceedings.  Lender may waive any single default by Borrower hereunder without waiving any other prior or subsequent default.  Lender may remedy any default by Borrower hereunder without waiving the default remedied.  Neither the failure by Lender to exercise, nor the delay by Lender in exercising, any right, power or remedy upon any default by Borrower hereunder shall be construed as a waiver of such default or as a waiver of the right to exercise any such right, power or remedy at a later date.  No single or partial exercise by Lender of any right, power or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy hereunder may be exercised at any time and from time to time.  No modification or waiver of any provision hereof nor consent to any departure by Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose given.  No notice to nor demand on Borrower in any case shall of itself entitle Borrower to any other or further notice or demand in similar or other circumstances.  Acceptance by Lender of any payment in an amount less than the amount then due on any of the secured indebtedness shall be deemed an acceptance on account only and shall not in any way affect the existence of a default hereunder.  In case Lender shall have proceeded to invoke any right, remedy or recourse permitted hereunder or under the other Loan Documents and shall thereafter elect to discontinue or abandon the same for any reason, Lender shall have the unqualified right to do so and, in such an event, Borrower and Lender shall be restored to their former positions with respect to the indebtedness secured hereby, the Loan Documents, the Property and otherwise, and the rights, remedies, recourses and powers of Lender shall continue as if the same had never been invoked.

8.9       Construction of Provisions.  The following rules of construction shall be applicable for all purposes of this Security Instrument and of the other Loan Documents or instruments supplemental hereto, unless the context otherwise requires:

(a)        All references herein to numbered Articles or Sections or to lettered Exhibits are references to the Articles and Sections hereof and the Exhibits annexed to this Security Instrument, unless expressly otherwise designated in context.

(b)        The terms “include”, “including” and similar terms shall be construed as if followed by the phrase “without being limited to.”

(c)        The term “Property” shall be construed as if followed by the phrase “or any part thereof” and shall include any portion of the Property and any interest therein.

(d)        The term “Obligations” shall be construed as if followed by the phrase “or any other sums secured hereby, or any part thereof.”

(e)        Words of masculine, feminine or neuter gender shall mean and include the correlative words of the other genders, and words importing the singular number shall mean and include the plural number, and vice versa.

(f)        The term “Person” shall include natural persons, firms, partnerships, corporations and any other public and private legal entities.

(g)        The term “Borrower” shall mean “each Borrower and any subsequent owner or owners of the Property or any part thereof or any interest therein.”

(h)        The term “Lender” shall mean “Lender and any of Lender’s successors and assigns.”

(i)         The term “Note” shall mean “the Note and any other evidence of indebtedness secured by this Security Instrument.”

(j)         The phrases “attorneys’ fees”, “legal fees” and “counsel fees” shall include any and all attorneys’, paralegal and law clerk fees and disbursements, including, but not limited to, fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by Lender in protecting its interest in the Property, the Leases and the Rents and Profits and enforcing its rights hereunder.

(k)        The term “provisions”, when used with respect hereto or to any other document or instrument, shall be construed as if preceded by the phrase “terms, covenants, agreements, requirements, conditions and/or”.

(l)         All Article, Section and Exhibit captions herein are used for convenience and reference only and in no way define, limit or describe the scope or intent of, or in any way affect, this Security Instrument.

(m)       No inference in favor of any party shall be drawn from the fact that such party has drafted any portion hereof.

(n)        The cover page of and all recitals set forth in, and all Exhibits to, this Security Instrument are hereby incorporated in this Security Instrument.

(o)        All obligations of Borrower hereunder shall be performed and satisfied by or on behalf of Borrower at Borrower’s sole cost and expense.

(p)        The term “landlord” shall mean “landlord, sublandlord, lessor and sublessor”, as the case may be, and the term “tenant” shall mean “tenant, subtenant, lessee and sublessee”, as the case may be.

(q)        The term “Affiliate” shall mean, with respect to any Person, (i) in the case of any such Person which is a partnership or limited liability company, any general partner or managing member in such partnership or limited liability company, respectively, (ii) any other Person which is directly or indirectly controlled by, controls or is under common control with such Person or one or more of the Persons referred to in the preceding clause (i), and (iii) any other Person who is a senior executive officer, director or trustee of such Person or any Person referred to in the preceding clauses (i) and (ii); provided, however, in no event shall the Lender or any of its Affiliates be an Affiliate of Borrower.

8.10     Counting of Days.  The term “days” when used herein shall mean calendar days.  If any time period ends on a day which is not a Business Day, the period shall be deemed to end on the next succeeding Business Day.

8.11     Application of the Proceeds of the Note.  To the extent that proceeds of the Note are used to pay indebtedness secured by any outstanding Lien, security interest, charge or prior encumbrance against the Property, such proceeds have been advanced by Lender at Borrower’s request and Lender shall be subrogated to any and all rights, security interests and Liens owned by any owner or holder of such outstanding Liens, security interests, charges or encumbrances, irrespective of whether said Liens, security interests, charges or encumbrances are released.

8.12     Bankruptcy.  Upon the occurrence and during the continuance of an Event of Default beyond expiration of any applicable notice and/or cure period, Lender shall have the right to proceed in its own name or in the name of Borrower in respect of any claim, suit, action or proceeding relating to the rejection of any Lease, including, without limitation, the right to file and prosecute, to the exclusion of Borrower, any proofs of claim, complaints, motions, applications, notices and other documents, in any case in respect of the lessee under such Lease under the Bankruptcy Code.  If there shall be filed by or against Borrower a petition under the Bankruptcy Code and Borrower, as lessor under any Lease, shall determine to reject such Lease pursuant to Section 365(a) of the Bankruptcy Code, then Borrower shall give Lender not less than ten (10) days’ prior notice of the date on which Borrower shall apply to the bankruptcy court for authority to reject the Lease.  Lender shall have the right, but not the obligation, to serve upon Borrower within such ten-day period a notice stating that (i) Lender demands that Borrower assume and assign the Lease to Lender pursuant to Section 365 of the Bankruptcy Code and (ii) Lender covenants to cure or provide adequate assurance of future performance under the Lease.  If Lender serves upon Borrower the notice described in the preceding sentence, Borrower shall not seek to reject the Lease and shall comply with the demand provided for in clause (i) of the preceding sentence within thirty (30) days after the notice shall have been given, subject to the performance by Lender of the covenant provided for in clause (ii) of the preceding sentence.

8.13     Unsecured Portion of Indebtedness.  If any part of the secured indebtedness cannot be lawfully secured by this Security Instrument or if any part of the Property cannot be lawfully subject to the lien and security interest hereof to the full extent of such indebtedness, then all payments made shall be applied on said indebtedness first in discharge of that portion thereof which is unsecured by this Security Instrument.

8.14     Cross-Default.  An Event of Default hereunder which has not been cured within any applicable notice, grace or cure period shall constitute a default under each of the other Loan Documents.

8.15     Construction of this Document.  This document may be construed as a mortgage, security deed, chattel mortgage, conveyance, assignment, security agreement, pledge, financing statement, hypothecation or contract, or any one or more of the foregoing, in order to fully effectuate the liens and security interests created hereby and the purposes and agreements herein set forth.

8.16     No Merger.  It is the desire and intention of the parties hereto that this Security Instrument and the lien hereof do not merge in fee simple title to the Property.  It is hereby understood and agreed that should Lender acquire any additional or other interests in or to the Property or the ownership thereof, then, unless a contrary intent is manifested by Lender as evidenced by an appropriate document duly recorded, this Security Instrument and the lien hereof shall not merge in such other or additional interests in or to the Property, toward the end that this Security Instrument may be foreclosed as if owned by a stranger to said other or additional interests.

8.17     Lender May File Proofs of Claim.  In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Borrower or the principals or general partners in Borrower, or their respective creditors or property, Lender, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Lender allowed in such proceedings for the entire secured indebtedness at the date of the institution of such proceedings and for any additional amount which may become due and payable by Borrower hereunder after such date.

8.18     Fixture Filing.  This Security Instrument shall be effective from the date of its recording as a financing statement filed as a fixture filing under the applicable UCC with respect to all goods constituting part of the Property which are or are to become fixtures.

8.19     Entire Agreement and Modifications.  This Security Instrument cannot be altered, amended, modified, terminated or discharged, except in a writing signed by the party against whom enforcement of such alteration, amendment, modification, termination or discharge is sought.  It is expressly understood and agreed that neither this Security Instrument nor any of the other Loan Documents can be modified orally and no oral modifications or other agreements with respect to this Security Instrument or any other Loan Document shall be valid or enforceable.  Borrower agrees that the written agreements evidenced by this Security Instrument and the other Loan Documents represent the final agreement between the parties hereto and thereto and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.  There are no unwritten oral agreements among the parties.

8.20     Provisions as to Covenants and Agreements.  All of Borrower’s covenants and agreements hereunder shall run with the land.

8.21     Indemnification Provisions.  THIS SECURITY INSTRUMENT CONTAINS INDEMNIFICATION PROVISIONS WHICH, AMONG OTHER MATTERS AND IN CERTAIN CIRCUMSTANCES, INDEMNIFY LENDER, AND OTHER INDEMNITEES AGAINST THE CONSEQUENCES OF THEIR OWN NEGLIGENCE AND AGAINST ANY STRICT LIABILITY WHICH COULD BE IMPOSED ON LENDER AND SUCH OTHER INDEMNITEES.

8.22     Applicable Law; Consent to Jurisdiction; No Jury.  BORROWER AND LENDER HEREBY AGREE THAT THIS SECURITY INSTRUMENT SHALL BE INTERPRETED, CONSTRUED, GOVERNED AND ENFORCED ACCORDING TO THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS PRINCIPLES OF CHOICE OF LAW OR CONFLICTS OF LAW THAT WOULD DEFER TO THE SUBSTANTIVE LAW OF ANOTHER JURISDICTION, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR CREATION, PERFECTION AND ENFORCEMENT OF THE LIENS AND SECURITY INTEREST CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS WITH RESPECT TO THE PROPERTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, IT BEING UNDERSTOOD THAT BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS SECURITY INSTRUMENT OR THE OTHER LOAN DOCUMENTS.  BORROWER HEREBY IRREVOCABLY:  (A) SUBMITS IN ANY LEGAL PROCEEDING RELATING TO THIS SECURITY INSTRUMENT TO THE NON-EXCLUSIVE IN PERSONAM JURISDICTION OF ANY STATE OR THE UNITED STATES COURT OF COMPETENT JURISDICTION SITTING IN THE STATE OF NEW YORK, COUNTY OF NEW YORK, IN CONNECTION WITH ANY MATTER GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK LAW PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND AGREES TO SUIT BEING BROUGHT IN SUCH COURTS, AS LENDER MAY ELECT; (B) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF SUCH PROCEEDING IN ANY SUCH COURT OR THAT SUCH PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT; (C) AGREES TO SERVICE OF PROCESS IN ANY LEGAL PROCEEDING BY MAILING OF COPIES THEREOF (BY REGISTERED OR CERTIFIED MAIL, IF PRACTICABLE) POSTAGE PREPAID, OR BY TELECOPY, TO ITS ADDRESS SET FORTH ABOVE OR SUCH OTHER ADDRESS OF WHICH LENDER SHALL HAVE BEEN NOTIFIED IN WRITING; AND (D) AGREES THAT NOTHING HEREIN SHALL AFFECT LENDER’S RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, AND THAT LENDER SHALL HAVE THE RIGHT TO BRING ANY LEGAL PROCEEDINGS (INCLUDING A PROCEEDING FOR THE ENFORCEMENT OF A JUDGMENT ENTERED BY ANY OF

THE AFOREMENTIONED COURTS) AGAINST BORROWER IN ANY OTHER COURT OR JURISDICTION IN ACCORDANCE WITH APPLICABLE LAW.

BORROWER AND LENDER EACH WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE LOAN SECURED BY THIS SECURITY INSTRUMENT, OR ANY OF THE LOAN DOCUMENTS.  THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY BORROWER AND LENDER AND BORROWER ACKNOWLEDGES THAT NEITHER LENDER NOR ANY PERSON ACTING ON BEHALF OF LENDER HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT.  BORROWER FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS SECURITY INSTRUMENT AND THE OTHER LOAN DOCUMENTS IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.  BORROWER FURTHER ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER PROVISION AND AS EVIDENCE OF THIS FACT HAS EXECUTED THIS SECURITY INSTRUMENT BELOW.  BORROWER SHALL NOT SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A  JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.  THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY LENDER EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY LENDER.

8.23     Environmental Indemnity.  Simultaneously with this Security Instrument, Borrower and Guarantor have executed that certain Environmental Indemnity Agreement in favor of Lender (the “Environmental Indemnity”).  The obligations of Borrower and Guarantor under the Environmental Indemnity are not part of the Obligations and are not secured by this Security Instrument.

ARTICLE IX

ADDITIONAL REPRESENTATIONS, WARRANTIES

AND WAIVERS OF BORROWER

9.1       Conditions to Exercise of Rights.  Borrower hereby waives any right it may now or hereafter have to require Lender, as a condition to the exercise of any remedy or other right against Borrower hereunder or under any other document executed by Borrower in connection with the Loan and the Obligations:

(a)        to pursue any other right or remedy in Lender’s power; or

(b)        to make or give (except as otherwise expressly provided in the Loan Documents) any presentment, demand, protect, notice of dishonor, notice of protest or other demand or notice of any kind in connection with any Obligation or any collateral

(other than the Property) for any Obligation secured by this Security Instrument or any of the other Loan Documents.

9.2       Defenses.  Borrower hereby waives any defense it may now or hereafter have that relates to:

(a)        any disability or other defense of any other Borrower Party or other Person;

(b)        the unenforceability or invalidity of any collateral assignment (other than this Security Instrument) or guaranty with respect to any Obligation, or the lack of perfection or continuing perfection or lack of priority of any Lien (other than the lien hereof) which secures any Obligation;

(c)        any failure of Lender to marshal assets in favor of Borrower or any other Person;

(d)        any modification of any Obligation, including any renewal, extension, acceleration or increase in any applicable interest rate;

(e)        any and all rights and defenses arising out of an election of remedies by Lender;

(f)        any failure of Lender to file or enforce a claim in any bankruptcy proceeding of any Person, of the application or non-application of Section 111(b)(2) of the United States Bankruptcy Code;

(g)        any extension of credit or the grant of any Lien under Section 364 of the United States Bankruptcy Code;

(h)        any use of cash collateral under Section 363 of the United States Bankruptcy Code; or

(i)         any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person.

9.3       Lawfulness and Reasonableness.  Borrower warrants that all of the waivers in this Security Instrument are made with full knowledge of their significance, and of the fact that events giving rise to any defense or other benefit waived by Borrower may destroy or impair rights which Borrower would otherwise have against Lender, any other Borrower Party and other Persons, or against Collateral.  Borrower agrees that all such waivers are reasonable under the circumstances and further agrees that, if any such waiver is determined (by a court of competent jurisdiction) to be contrary to any law or public policy, the other waivers herein shall nonetheless remain in full force and effect.

9.4       Enforceability.

(a)        Borrower hereby acknowledges that:

(1)        the obligations undertaken by Borrower in this Security Instrument are complex in nature;

(2)        numerous possible defenses to the enforceability of these obligations may presently exist and/or may arise hereafter;

(3)        as part of Lender’s consideration for entering into this transaction, Lender has specifically bargained for the waiver and relinquishment by Borrower of all such defenses; and

(4)        Borrower has had the opportunity to seek and receive legal advice from skilled legal counsel in the area of financial transactions of the type contemplated herein.

(b)        Borrower does hereby represent and confirm to Lender that Borrower is fully informed regarding, and that Borrower does thoroughly understand:

(1)        the nature of all of the possible defenses to the enforceability of these obligations may presently exist and/or may arise hereafter;

(2)        the circumstances under which such defenses may arise;

(3)        the benefits which such defenses might confer upon Borrower; and

(4)        the legal consequences to Borrower of waiving such defenses.

(c)        Borrower acknowledges that Borrower makes this Security Instrument with the intent that this Security Instrument and all of the informed waivers herein shall each and all be fully enforceable by Lender, and that Lender is induced to enter into this transaction in material reliance upon the presumed full enforceability thereof.

9.5       Reinstatement of Lien.  Lender’s rights hereunder shall be reinstated and revived, and the enforceability of this Security Instrument shall continue, with respect to any amount at any time paid on account of any Obligation which Lender is thereafter required to restore or return in connection with a bankruptcy, insolvency, reorganization or similar proceeding with respect to any Person.

ARTICLE X

STATE SPECIFIC PROVISIONS

10.1     Principles of Construction.  In the event of any inconsistencies between the terms and conditions of this Article X and the terms and conditions of this Security Instrument, the terms and conditions of this Article X shall control and be binding.

10.2     Certain Matters Relating to Property Located in the Commonwealth of Massachusetts. Notwithstanding anything contained herein to the contrary:

(a)        This Security Instrument is upon the STATUTORY CONDITION and for any breach of which upon the occurrence and during the continuance of an Event of Default, Lender shall have the STATUTORY POWER OF SALE, and on the further condition that upon any Event of Default the Lender shall have as to the Personal Property all the rights and remedies of a secured party under the Massachusetts Uniform Commercial Code, including the option to proceed as to the Personal Property under the law relating to foreclosure of real estate mortgages, and such further remedies as from time to time may hereafter be provided in Massachusetts for a secured party.

(b)        All of the Lender’s rights under this Security Instrument may be exercised together or separately.  In exercising its power of sale under this Security Instrument, the Lender may sell the Personal Property, or any part thereof, either separately from or together with the Real Estate portion of the Property or any part of the Property, either as one unit or in such separate units, all as the Lender may in its sole discretion elect; and the Lender may sell the Property or any part of the Property either separately from or together with the whole or any part of other collateral which may constitute security for any obligation secured by the Property as the Lender in its sole discretion may elect.  Without limiting the generality of the foregoing, Lender’s STATUTORY POWER OF SALE shall not be exhausted until all of the Property shall have been struck down at a foreclosure auction and the successful bidders have all accepted and recorded the resulting foreclosure deeds, it being expressly agreed that Lender shall have the power to foreclosure upon and sell portions of the Property at different times or days if Lender so elects and Lender also may continue to auction the Property at any foreclosure sale even if the amounts previously struck down at prior foreclosure auction sales for other portions of the Property exceed the amount owed to the Lender by the Borrower (provided Lender duly accounts for the excess proceeds in accordance with applicable law).  In the event of any separate sale of Personal Property, the Lender will give the Borrower reasonable notice of the time and place of any public sale or of the time after which any private sale or other intended disposition thereof is to be made, and such requirement of reasonable notice shall be met if such notice is given within the time period set forth in this Security Instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Borrower has executed this Security Instrument as of the day and year first above written.

BORROWER:

MILL STREET GARDENS, LLC,
a Delaware limited liability company

By:	NewReal, Inc.,
a Massachusetts corporation,
its Manager

By:
	Name:	Ronald Brown
	Title:	President

By:
	Name:	Jameson Brown
	Title:	Treasurer

ACKNOWLEDGMENT

STATE OF ________________________                )

) ss:

COUNTY OF ________________________            )

On this ____ day of ___________, 2019, before me, the undersigned notary public, ________________________ (name of document signer) personally appeared, who is known to me or proved to me through satisfactory evidence of identification, which were _______________________, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that (he) (she) signed it voluntarily for its stated purpose for and on behalf of said limited liability company.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

_____________________________________ NOTARY PUBLIC Print Name: ________________________ Commission Expires: ________________

[Acknowledgements Continue on Following Page.]

JPMAM / Country Club Apartments – Signature Page to Mortgage Deed, Assignment of Leases and Rents and Security Agreement

ACKNOWLEDGMENT

STATE OF ________________________                )

) ss:

COUNTY OF ________________________            )

On this ____ day of ___________, 2019, before me, the undersigned notary public, ________________________ (name of document signer) personally appeared, who is known to me or proved to me through satisfactory evidence of identification, which were _______________________, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that (he) (she) signed it voluntarily for its stated purpose for and on behalf of said limited liability company.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

_____________________________________ NOTARY PUBLIC Print Name: ________________________ Commission Expires: ________________

JPMAM / Country Club Apartments – Signature Page to Mortgage Deed, Assignment of Leases and Rents and Security Agreement

EXHIBIT A

LEGAL DESCRIPTION

Real property in the City of Woburn, County of Middlesex, State of Massachusetts, described as follows:

That certain parcel of land situate in Woburn, in the County of Middlesex, and Commonwealth of Massachusetts, bounded and described as follows:

Northeasterly:	by the southwesterly line of Salem Street, two hundred seventy-eight and 72/100 feet;

Easterly:	by the westerly line of a State Highway (Route 93), non-access, two hundred and twenty-eight feet;

Southeasterly:	by the northwesterly line of Mill Street, one hundred nine and 31/100 feet;

Southwesterly:	sixty feet;

Southeasterly:	one hundred and thirty feet; and

Easterly:	Sixty-eight and 57/100 feet, all by land now or formerly of the City-of Woburn;

Southeasterly:	by the northwesterly line of said Mill Street, two hundred sixty-eight and 96/100 feet;

Southwesterly:	three hundred seventy and 99/100 feet; and

Northwesterly:	by Lands of sundry adjoining owners as shown on plan hereinafter mentioned, five hundred sixty-one and 11/100 feet.

All of said boundaries are determined by the Court to be located as shown on a plan, as modified and approved by the Court, filed in the Land Registration Office, a copy of a portion of which is filed in the Registry of Deeds for the South Registry District of Middlesex County in Registration Book 705, Page 73, with Certificate 115023 as Land Court Plan No. 32787A.

Said parcel of land is also shown as Lot Nos. I and 2 on a plan filed in the Land Registration Office, a copy of a portion of which is filed in the Registry of Deeds for the South Registry District of Middlesex County in Registration Book 714, Page 75, with Certificate 117826 as Plan No. 32787B..

The above described land is subject to the Taking for a limited access highway, by the Commonwealth of Massachusetts, dated April 9, 1957, duly recorded in Book 8936, Page 41, affecting State Highway Route No. 93.

So much of the above described land as is included within the area marked “20 foot Sewer Easement”, approximately shown on said plan, is subject to sewer easement as set forth in a Taking by the City of Woburn, dated September 5, 1963, duly recorded in Book 10355, Page 188.

For information only: PIN 39 07 05

JPMAM / Country Club Apartments – Exhibit A to Mortgage Deed, Assignment of Leases and Rents and Security Agreement